EXHIBIT 99.1

Premier Exhibitions, Inc. Announces Shareholder Approval of Merger With Dinoking Tech Inc.

ATLANTA, Oct. 30, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (NASDAQ:PRXI) "Premier" or the "Company", a leading presenter of museum-quality touring exhibitions around the world, announced that, at a special meeting of shareholders on October 29, 2015, its shareholders voted in favor of all of the proposals presented to the meeting and necessary to approve the acquisition by the Company of the outstanding shares of Dinoking Tech Inc. ("Dinoking") through the issuance of Premier shares or shares exchangeable for Premier shares. The merger transaction is expected to formally occur in the next few days.

In addition, Premier shareholders approved the issuance of Premier shares by the Company in consideration of any future contingent payments owing to Dinoking shareholders (with a maximum cash value of up to US$8.6 million) if certain milestones are reached by Dinoking. The Premier common shares will be issued under and in accordance with the Merger Agreement or the Future Contingency Payments Agreement, as applicable, each dated as of April 2, 2015.

Pursuant to the Merger Agreement, upon the closing of the merger of the Company and Dinoking, the Company's board of directors will appoint Mr. Daoping Bao as the Executive Chairman of the Board, President and Chief Executive Officer of the Company.

About Premier Exhibitions, Inc.:

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

About Dinoking Tech Inc.:

Dinoking Tech Inc. is a holding company operating under the name Dinosaurs Unearthed. Dinosaurs Unearthed, located in Richmond, British Columbia, Canada, is an industry-leading traveling exhibition company with a range of exhibition products designed and developed by its creative and innovative team of experts and scientific advisors. Exhibition products include Dinosaurs Unearthed, Dinosaurs Alive!, Extreme Dinosaurs, Xtreme BUGS!, and Creatures of the Deep. The company creates outstanding immersive guest experiences that are engaging, entertaining and grounded in current science. Since the company's launch in 2007, exhibitions have opened throughout North America, Australia, Asia, Europe and the Middle East, inspiring millions of guests in museums, science centers, zoos, amusement parks and other unique venues. Additional information about Dinosaurs Unearthed is available at www.dinosaursunearthed.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc. most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: Investor Contact:

         Michael J. Little
         Interim President and Chief Executive Officer,
         Chief Financial and Chief Operating Officer
         (404) 842-2600
         mlittle@prxi.com